As filed with the Securities and Exchange Commission on December 29, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HOLLEY INC.
(Exact name of registrant as specified in its charter)

Delaware	87-1727560
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 Russellville Road

Bowling Green, Kentucky 42101

(270) 782-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Stevenson

Chief Executive Officer

1801 Russellville Road

Bowling Green, Kentucky 42101

(270) 782-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer J. Carlson	Carly Kennedy
David S. Freed	Holley Inc.
Mayer Brown LLP	1801 Russellville Road
201 S. Main Street, Suite 1100	Bowling Green, Kentucky 42101
Salt Lake City, UT 84111	(270) 782-2900
(801) 907-2700

Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 29, 2023

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Rights

From time to time, in one or more series, we may offer to sell the securities identified above. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $200,000,000. This prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement describing the method and terms of the applicable offering.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HLLY.” On December 27, 2023, the Company had 118,801,030 shares issued and outstanding, and the last reported sale price of our Common Stock was $5.14 per share.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and under similar headings in the applicable prospectus supplement, any free writing prospectuses we have authorized for use in connection with a specific offering and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this process, we may, from time to time, in one or more offerings, sell any combination of the securities described in this prospectus up to a total aggregate offering price of $200,000,000 (or the equivalent thereof in any other currency). This prospectus provides you with a general description of the securities we may offer.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Holley,” “we,” “us,” “our” and similar terms refer to Holley Inc., a Delaware corporation.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus contains references to trademarks, trade names or service marks of Holley and other entities. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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HOLLEY INC.

Overview

Founded in 1903, Holley, Inc. has been a part of the automotive industry for well over a century. We are a leading designer, marketer, and manufacturer of high-performance automotive aftermarket products for car and truck enthusiasts. Our products span a number of automotive platforms and are sold across multiple channels. We attribute a major component of our success to our brands, including “Holley”, “APR”, “MSD” and “Flowmaster”, among others. In addition, we have recently added to our brand lineup through a series of strategic acquisitions, including our 2022 acquisitions of substantially all the assets of John’s Ind., Inc., Southern Kentucky Classics, and Vesta Motorsports USA, Inc., d.b.a. RaceQuip, our 2021 acquisitions of substantially all the assets of AEM Performance Electronics, Classic Instruments LLC, ADS Precision Machining, Inc., d.b.a. Arizona Desert Shocks, Baer, Inc, d.b.a. Baer Brakes, Brothers Mail Order Industries, Inc., d.b.a. Brothers Trucks, Rocket Performance Machine, Inc., d.b.a. Rocket Racing Wheels, and Speartech Fuel Injections Systems, Inc., and our 2020 acquisitions of Simpson Racing Products, Inc., Drake Automotive Group LLC and Detroit Speed, Inc. Through these strategic acquisitions, we have increased our market position in the otherwise highly fragmented performance automotive aftermarket industry.

We operate in the performance automotive aftermarket parts industry. We believe there is ample opportunity to continue our expansion into new products and markets, such as exterior accessories and mobile electronics, representing a natural progression for us to grow market share as these adjacencies are driven by passionate enthusiasts, consistent with our core categories.

Emerging Growth Company Status

We are currently an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of Empower’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of June 30 of the prior year, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” and under similar headings in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein.

Business Combination

On July 16, 2021, we consummated a business combination (“Business Combination”) pursuant to that certain Agreement and Plan of Merger dated March 11, 2021 (the “Merger Agreement”), by and among Empower Ltd., (“Empower”), Empower Merger Sub I Inc., Empower Merger Sub II LLC, and Holley Intermediate Holdings, Inc. Upon closing of the Business Combination (the “Closing”), Empower changed its name to Holley Inc. and its trading symbol on the NYSE from “EMPW” to “HLLY.”

Corporate Information

Our principal executive offices are located at 1801 Russellville Road, Bowling Green, Kentucky 42101, and our telephone number is (270) 782-2900. Our corporate website address is www.holley.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investment in our securities involves risks. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference therein (including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC), together with other information contained and incorporated by reference in the foregoing. The risks and uncertainties described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the events or developments described in these documents were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline, and you could lose all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and any free writing prospectus, including the documents we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Securities Act and Exchange Act, as well as protections afforded by other federal securities laws. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Forward-looking statements may be accompanied by words such as “believe,” “estimate,” “expect,” “project,” “forecast,” “may,” “will,” “should,” “seek,” “plan,” “scheduled,” “anticipate,” “intend” or similar expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. Therefore, you should not place undue reliance on such statements. These forward-looking statements are subject to a number of risks and uncertainties and actual results could differ materially due to numerous factors, including, but not limited to, the Company’s ability to do any of the following:

●	execute our business strategy, including monetization of services provided and expansions in and into existing and new lines of business;
●	anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels;
●	anticipate and manage through supply shortages of key component parts used in our products and the need to shift the mix of products offered in response thereto;
●

respond to the impact of geopolitical events, including military conflicts (including the conflict in Ukraine, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), the interruption from catastrophic events and problems such as terrorism, and public health crises;

●	maintain key strategic relationships with partners and resellers;
●	anticipate and manage through the impact of elevated interest rate levels, which cause the cost of capital to increase, as well as respond to inflationary pressures;
●	enhance future operating and financial results;
●	respond to uncertainties associated with product and service development and market acceptance;
●	anticipate and manage through increased constraints in consumer demand and/or shifts in the mix of products sold;
●	attract and retain qualified employees and key personnel;
●	protect and enhance our corporate reputation and brand awareness;
●	recognition of goodwill and other intangible asset impairment charges;
●	effectively respond to general economic and business conditions;
●	acquire and protect intellectual property;
●	collect, store, process and use personal and payment information and other consumer data;
●	comply with privacy and data protection laws and other legal obligations related to privacy, information security, and data protection;
●	manage the impact of any security breaches, cyber-attacks, or other cybersecurity threats or incidents, or the failure of any key information technology systems;
●	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;
●	obtain additional capital, including use of the debt market;
●	manage to finance operations on an economically viable basis;
●	maintain Holley’s NYSE listing of our Common Stock and warrants to purchase Common Stock;
●	comply with existing and/or future laws and regulations applicable to our business, including laws and regulations related to environmental health and safety;
●	respond to litigation, complaints, product liability claims and/or adverse publicity;
●	anticipate the significance and timing of contractual obligations;
●	anticipate the impact of, and response to, new accounting standards;
●	maintain proper and effective internal controls;

●	respond to the impact of changes in U.S. tax laws and regulations, including the impact on deferred tax assets;
●	anticipate the time during which we will be an emerging growth company under the JOBS Act;
●	anticipate the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, and demographic trends; and
●

respond to other risks and factors described under the heading “Risk Factors” and under similar headings in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein.

For a more detailed discussion of the principal factors that could cause actual results to be materially different, you should read our risk factors as described under the heading “Risk Factors” and under similar headings in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein.

Forward-looking statements are based on current industry, financial, and economic information which we have assessed but which by its nature is dynamic and subject to rapid and possibly abrupt changes. Due to risks and uncertainties associated with our business, our actual results could differ materially from those stated or implied by such forward-looking statements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements, and we hereby qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements in this prospectus, the applicable prospectus supplement and any free writing prospectus, including the documents we incorporate by reference herein and therein, are based only on information currently available to us and speak only as of the date on which they are made. We undertake no obligation to amend or revise publicly these forward-looking statements (other than as required by law) to reflect subsequent events or circumstances, whether as the result of new information, future events or otherwise.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including for working capital and capital expenditures.

DESCRIPTION OF SECURITIES

The following sets forth a summary of certain terms of our securities, including certain provisions of the Delaware General Corporation Law (the “DGCL”) and of our certificate of incorporation (the “certificate of incorporation”) and amended and restated by-laws (the “bylaws”). This summary is not intended to be a complete summary of the rights and preferences of such securities and is qualified entirely by reference to the certificate of incorporation, bylaws and the Warrant Agreement, dated October 6, 2020, between Continental Stock Transfer & Trust Company, as Warrant agent, and Empower Ltd. (the “Warrant Agreement”). You should refer to our certificate of incorporation, our bylaws and the Warrant Agreement, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and applicable provisions of the DGCL, for a complete description of the rights and preferences of our securities.

We will describe in any applicable prospectus supplement, or any related free writing prospectus relating to any securities the particular terms of the securities offered by that prospectus supplement or free writing prospectus. The terms of the securities offered by any applicable prospectus supplement or related free writing prospectus may differ from the terms we have summarized below. We may also include in the applicable prospectus supplement or related free writing prospectus information about material United States Federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes the issuance of 555,000,000 shares of capital stock, consisting of (x) 550,000,000 shares of Common Stock, par value $0.0001 per share and (y) 5,000,000 shares of preferred stock, par value $0.0001 per share.

As of December 27, 2023, there were 118,801,030 shares of our Common Stock outstanding and no shares of preferred stock outstanding.

Common Stock

Listing

Our Common Stock is listed on the NYSE under the symbol “HLLY.”

Voting Rights

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the certificate of incorporation, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders and are not entitled to cumulative voting in the election of directors. Subject to certain limited exceptions, the holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under the certificate of incorporation.

Dividend Rights

Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of our Common Stock will receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends.

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our board of directors. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future.

Rights upon Liquidation, Dissolution and Winding-Up

In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of or provision for any liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preemptive or Other Rights

Our certificate of incorporation does not provide for any preemptive or other similar rights.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.

Preferred Stock

The certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Company’s board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Company’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

The particular terms of any issue of preferred stock will be described in the applicable prospectus supplement and any related free writing prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as our certificate of incorporation and the certificate of designation relating to a particular series of preferred stock, which will be incorporated by reference into the registration statement of which this prospectus is a part.

Election of Directors

Under the terms of the certificate of incorporation, the board of directors is divided into three classes designated as Class I, Class II and Class III. Class I and Class II directors initially served for a term expiring at the 2022 and 2023 annual meeting of stockholders, respectively. Class III directors will initially serve for a term expiring at the 2024 annual meeting of stockholders. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on the board of directors of the Company.

Under the certificate of incorporation, directors are elected by a plurality voting standard, whereby each of our stockholders may not give more than one vote per share towards any one director nominee. There are no cumulative voting rights.

Annual Stockholder Meetings

The bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the board of directors. To the extent permitted under applicable law, the Company may conduct meetings by remote communications.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

The certificate of incorporation and bylaws provide for the indemnification of current and former officers and directors of the Company to the fullest extent permitted by Delaware law. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of fiduciary duty. This limitation is generally unavailable for acts or omissions by a director which (i) were not in good faith, (ii) were the result of intentional misconduct or a knowing violation of law, (iii) the director derived an improper personal benefit from (such as a financial profit or other advantage to which the director was not legally entitled) or (iv) breached the director’s duty of loyalty. The DGCL also prohibits limitations on director liability under Section 174 of the DGCL, which relates to certain unlawful dividend declarations and stock repurchases. We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In connection with the Closing, we purchased a tail policy with respect to liability coverage for the benefit of our officers and directors prior to the Closing on the same or substantially similar terms of our existing policy. Pursuant to the Merger Agreement, we are required to maintain such tail policy for a period of no less than six years following the Closing until July 16, 2027.

These provisions may discourage current stockholders and future stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders and stockholders. Furthermore, a stockholder’s or stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Exclusive Forum

The certificate of incorporation provides that, unless the Company selects or consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of the foregoing, “internal corporate claims” means claims, including claims in the right of the Company that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring any interest in any shares of Common Stock will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the exclusive forum provision of the certificate of incorporation, and (ii) having service of process made upon such holder of Common Stock in any such action by service upon such holder of Common Stock’s counsel in such action as agent for such holder of Common Stock.

Certain Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws

The certificate of incorporation, bylaws and DGCL contain provisions, as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Advanced Notice Requirements for Stockholder Meetings, Nominations and Proposals

The bylaws provide that special meetings of the stockholders may be called only by or at the direction of the chairman of our board of directors, the chief executive officer, the secretary, or the board of directors pursuant to a resolution adopted by a majority of the board. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.

The bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, including the nomination of a director candidate. The bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice of such meeting (or any supplement or amendment thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before such meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before such meeting by a stockholder who (A) is (1) a stockholder of record and (2) with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of Common Stock, in any such case, both at the time of giving the notice and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with (1) the provisions set forth in the bylaws and (2) all requirements of the Exchange Act and other applicable legal requirements in connection with such business. To be timely for the Company’s annual meeting of stockholders, the Company’s secretary must receive the written notice at the Company’s principal executive offices not earlier than the 120th day and not later than the 90th day before the one-year anniversary of the preceding year’s annual meeting. In the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the first anniversary of the previous year’s annual meeting, notice by a stockholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. Nominations and proposals also must satisfy other procedural and information requirements set forth in the bylaws. The Chairperson of the board of directors of the Company may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

No Cumulative Voting

The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the certificate of incorporation specifically provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Classified Board of Directors

Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, designated Class I, Class II and Class III. Class I, II and III directors shall initially serve until our 2022, 2023 and 2024 annual meetings of stockholders, respectively. Commencing with the 2024 annual meeting of stockholders, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.

Removal of Directors; Vacancies

Our certificate of incorporation provides that directors may be removed only for cause and only upon the affirmative vote of holders of a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our certificate of incorporation provides that any newly created directorships and any vacancies on our board of directors will be filled only by the affirmative vote of the majority of remaining directors. Therefore, stockholders are not able to elect new directors to fill any resulting vacancies that may be created as a result of such a special meeting.

Supermajority Vote Requirement to Amend the Bylaws and Certificate of Incorporation

The affirmative vote of at least (i) 66 2/3% of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting as a single class, is required for stockholders to adopt, amend or repeal Article VI of the bylaws, (ii) 66.7% of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors is required for stockholders, voting as a single class, to adopt, amend or repeal Section 4.2 and Articles V, VII, VIII, X, XI and XII of the certificate of incorporation and (iii) 80% of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors is required for stockholders, voting as a single class, to adopt, amend or repeal Article IX of the certificate of incorporation.

Stockholder Action by Written Consent

The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our certificate of incorporation precludes stockholder action by written consent.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the rules of the NYSE require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of Common Stock. No assurances can be given that our shares will remain so listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. As discussed above, our board of directors has the ability to issue preferred stock with voting rights or other preferences, without stockholder approval. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Existing Warrants

As of December 27, 2023, there were 14,633,311 warrants to purchase Common Stock outstanding, consisting of 9,966,644 public warrants, each representing the right to purchase one share of Common Stock at a price of $11.50 per share, subject to certain conditions set forth in the Warrant Agreement (the “Public Warrants”) and 4,666,667 private placement warrants, each representing the right to purchase one share of Common Stock at a price of $11.50 per share, subject to certain conditions set forth in the Warrant Agreement (the “Private Warrants”, together with the Public Warrants, the “Warrants”).

Listing

Our Public Warrants are listed on the NYSE under the symbol “HLLY WS.”

Warrant Agent

The warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Public Warrants

Each whole Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on October 9, 2021 (the one-year anniversary of Empower’s initial public offering), except as discussed below. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means only a whole Warrant may be exercised at a given time by a Warrant holder. The Warrants will expire on July 16, 2026, the date that is five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. As of the date hereof, all of the (i) outstanding Public Warrants and the underlying shares of Common Stock to such Public Warrants and (ii) outstanding Private Warrants and the underlying shares of Common Stock to such Private Warrants have been registered for resale pursuant to a registration statement, and such registration statements have been declared effective by the SEC. It is the Company’s expectation that it will continue to maintain the effectiveness of such registration statements. No Warrant will be exercisable and we will not be obligated to issue a share of Common Stock upon exercise of a Warrant unless the share of Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

If our shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If we fail to maintain an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, Warrant holders may, during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the fair market value less the exercise price of the Warrants by (y) the fair market value and (B) 0.361 per Warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the Warrant agent.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $18.00.

We may redeem the outstanding Warrants (except as described herein with respect to the Private Warrants) in whole and not in part, at a price of $0.01 per Warrant, upon a minimum of 30 day’s prior written notice of redemption to each Warrant holder, if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising Warrant holder to pay the exercise price for each Warrant being exercised. However, the price of the shares of Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Anti-dilution Adjustments”) as well as the $11.50 per share of Common Stock exercise price after the redemption notice is issued.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $10.00.

We may redeem the outstanding Warrants (except as described herein with respect to the Private Warrants) in whole and not in part, at a price of $0.10 per Warrant, upon a minimum of 30 days’ prior written notice of redemption if, and only if, the closing price of our shares of Common Stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of Common Stock that a Warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined for these purposes based on volume weighted average price of our shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide our Warrant holders with the redemption fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “ — Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant immediately so adjusted. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. If the exercise price of a Warrant is adjusted pursuant to the second paragraph under the heading “ — Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the share prices immediately prior to the adjustment less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of share of Common Stock
(period to expiration of Warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	-	-	0.042	0.115	0.179	0.233	0.281	0.323	0.361

For example, if the volume weighted average price of our shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 shares of Common Stock for each whole Warrant. However, the exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 shares of Common Stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.

This redemption feature differs from the typical Warrant redemption features used by many other blank check companies, which typically only provide for a redemption of Warrants for cash (other than the Private Warrants) when the trading price for the shares of Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the shares of Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of Common Stock is below the exercise price of the Warrants. This redemption feature was established to provide us with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold discussed above. Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Warrants based on an option pricing model with a fixed volatility input as of the date of the initial public offering prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the Warrant holders.

As stated above, we can redeem the Warrants when the shares of Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Warrants when the shares of Common Stock are trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their Warrants for shares of Common Stock if and when such shares of Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder. If, at the time of redemption, the Warrants are exercisable for a security other than the shares of Common Stock pursuant to the Warrant Agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the shares of Common Stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.

Maximum Percentage Procedures.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.

If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in shares of Common Stock, or by a split-up of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding Common Stock. A rights offering made to all or substantially all holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the historical fair market value. If the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion. For these purposes, “historical fair market value” means the volume weighted average price of a share of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of Common Stock on account of such shares of Common Stock (or other securities into which the Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share or (c) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our certificate of incorporation or bylaws with respect to any other provision relating to the rights of holders of Common Stock, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock issuable upon exercise thereof, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such a transaction is payable in the form of shares of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants are issued in registered form under the Warrant Agreement whereby the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock.

Private Placement Warrants

Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Warrants (including the shares of Common Stock issuable upon exercise of the Private Warrants) were not transferable, assignable or salable until August 15, 2021, the date that was 30 days after the Closing Date (except pursuant to limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Warrants), and they will not be redeemable by us so long as they are held by Empower Sponsor Holdings LLC (the “Sponsor”) or its permitted transferees. Our Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than our Sponsor or its permitted transferees, the Private Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Any amendment to the terms of the Private Warrants or any provision of the Warrant Agreement with respect to the Private Warrants will require a vote of holders of at least 50% of the number of the then outstanding Private Warrants.

If a holder of the Private Warrants elects to exercise a Private Warrant on a cashless basis, the holder would pay the exercise price by surrendering his, her or its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the Warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the Warrant agent. The reason these Warrants permit a cashless exercise so long as they are held by our Sponsor and its permitted transferees is because it was not known at time of issuance whether they would be affiliated with us following the Business Combination, which would significantly limit their ability to sell our securities in the open market. We have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public investors who could exercise their Warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders are significantly restricted from selling such securities.

DESCRIPTION OF DEBT SECURITIES

We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement or free writing prospectus that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, which will be incorporated by reference into the registration statement of which this prospectus is a part. In each case, the specific terms and conditions of a series of notes may be set forth in a supplemental indenture or company order.

Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement or free writing prospectus relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

Material United States Federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement or free writing prospectus. Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the debt securities will not be listed on any securities exchange.

We expect the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement or free writing prospectus, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or free writing prospectus.

The law governing the indenture and the debt securities will be identified in the prospectus supplement or free writing prospectus relating to the applicable indenture and debt securities. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the applicable indenture that contains the terms of the debt securities.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the depositary shares and depositary receipts that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future depositary shares or depositary receipts we may offer under this prospectus, we will describe the particular terms of any depositary shares or depositary receipts that we may offer in more detail in the applicable prospectus supplement or free writing prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement that describes the terms of the depositary shares and depositary receipts we may offer before the issuance thereof. The following summary is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement applicable to a particular offering of depositary shares or depositary receipts. We urge you to read any applicable prospectus supplement or free writing prospectus related to the depositary shares or depositary receipts that we sell under this prospectus, as well as the complete deposit agreement.

Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement or free writing prospectus. We will deposit the preferred shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement or free writing prospectus. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement or free writing prospectus. While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide. After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement or free writing prospectus.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock, or other securities into which the preferred stock is to be converted or for which it will be exchanged. The exchange or conversion rate per depositary share will be equal to:

●	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;
●	plus all money and any other property represented by one depositary share; and
●	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement will automatically terminate if:

●	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;
●	each share of preferred stock has been converted into or exchanged for common stock; or
●	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will expressly limit our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

●	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;
●

we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

●	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Common Stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants, which will be incorporated by reference into the registration statement of which this prospectus is a part. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●

the number of shares of Common Stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or Common Stock will be separately transferable;
●	the terms of any rights to redeem or call the warrants;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	material United States Federal income tax consequences applicable to the warrants;
●	whether the warrants are to be sold separately or with other securities as part of units;
●

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and any security included in that unit;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or Common Stock will be separately transferable;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time; and
●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement or free writing prospectus. The purchase contracts may be issued separately or as a part of units consisting of one or more purchase contracts and beneficial interests in our debt or equity securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement or free writing prospectus, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original purchase contract. The applicable prospectus supplement or free writing prospectus will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The description in the prospectus supplement or free writing prospectus will only be a summary, and you should read the related purchase contracts, which will be incorporated by reference into the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement, which will be incorporated by reference into the registration statement of which this prospectus is a part. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement or free writing prospectus relating to a particular series of units.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement or free writing prospectus, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of material United States Federal income tax considerations applicable to the units; and
●	any other terms of the units and their constituent securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Common Stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement or free writing prospectus relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for our Common Stock, preferred stock or debt securities upon the exercise of the subscription rights;
●	the number of subscription rights to be issued to each stockholder;
●	the number and terms of our Common Stock, preferred stock or debt securities which may be purchased per each subscription right;
●	the extent to which the subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which we may enter into in connection with the offering of subscription rights.

The description in the applicable prospectus supplement or free writing prospectus of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be incorporated by reference into the registration statement of which this prospectus is a part. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement or free writing prospectus in their entirety.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or related free writing prospectus that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock will be listed on the NYSE, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Mayer Brown LLP. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to the Company, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.holley.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●

our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 15, 2023 (including portions of our definitive Proxy Statement for our 2023 Annual Meeting of Stockholders filed with the SEC on March 27, 2023, incorporated therein by reference);

●	our Quarterly Reports on Form 10-Q filed with the SEC on May 11, 2023, August 10, 2023, and November 8, 2023;
●

our Current Reports on Form 8-K filed with the SEC on February 6, 2023, March 9, 2023, May 11, 2023, May 17, 2023 (as amended on Form 8-K/A filed with the SEC on May 18, 2023), August 9, 2023, September 29, 2023 and December 19, 2023; and

●

the description of our Common Stock, which is contained in the Registration Statement on Form 8-A, filed with the SEC on October 6, 2020, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023).

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Holley Inc.

1801 Russellville Road

Bowling Green, Kentucky 42101

(270) 782-2900

Attention: Corporate Secretary

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s website.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the estimated costs and expenses, all of which shall be borne by us, in connection with the offering of the securities pursuant to this Registration Statement:

SEC Registration Fee	$29,520
Legal Fees and Expenses	*
Accounting Fees	*
Transfer Agent and Registrar Fees and Expenses	*
Trustee Fees and Expenses	*
Printing and Miscellaneous Fees	*
FINRA Filing Fee	*
Total	*

* Calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL. We currently maintain insurance policies under which, subject to the limitations of the policies, our directors and officers are insured against liability for actions taken in their capacity as directors and officers.

As permitted under Section 102(b)(7) of the DGCL, our certificate of incorporation provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of such director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of unlawful dividend payments or stock redemptions or repurchases under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The certificate of incorporation and bylaws provide for the indemnification of current and former officers and directors of Holley to the fullest extent permitted by Delaware law. We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In connection with the Closing, we purchased a tail policy with respect to liability coverage for the benefit of our officers and directors prior to the Closing on the same or substantially similar terms of our existing policy. Pursuant to the Merger Agreement, we will maintain such tail policy for a period of no less than six years following the Closing until July 16, 2027.

These provisions may discourage current stockholders and future stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders and stockholders. Furthermore, a stockholder’s or stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Item 16. Exhibits.

Exhibit No.	Description
1.1†	Form of Underwriting Agreement.
2.1+

Agreement and Plan of Merger, dated as of March 11, 2021, by and among Empower Ltd., Empower Merger Sub I Inc., Empower Merger Sub II LLC and Holley Intermediate Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 12, 2021).

3.1	Certificate of Incorporation of the Company, dated July 16, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 21, 2021).
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 9, 2023).
4.1

Specimen Common Stock Certificate of Holley Inc. (incorporated by reference to Exhibit 4.5 to Amendment No. 1 to the Company’s Registration Statement on Form S-4/A (File No. 333-255133), filed with the SEC on May 25, 2021).

4.2

Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A (File No. 333-248899), filed with the SEC on September 25, 2020).

4.3

Warrant Agreement, dated October 6, 2020, by and between Empower Ltd. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 13, 2020).

4.4*	Form of Indenture for Debt Securities.
4.5†	Form of Debt Security.
4.6†	Form of Certificate of Designation for Preferred Stock.
4.7†	Form of Deposit Agreement, including form of Depositary Shares.
4.8†	Form of Warrant Certificate.
4.9†	Form of Warrant Agreement.
4.10†	Form of Purchase Contract Agreement.
4.11†	Form of Unit Certificate Agreement.
4.12†	Form of Subscription Rights Certificate.
5.1*	Opinion of Mayer Brown LLP.
23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1).
23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm.
24.1	Power of Attorney (incorporated by reference to the signature page hereto).
107*	Filing Fee Table.
†	To the extent applicable, to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
*	Filed herewith.
+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on December 29, 2023.

Holley Inc.
By:	/s/ Matthew Stevenson
Matthew Stevenson
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew Stevenson, Jesse Weaver and Carly Kennedy, and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Matthew Stevenson	President, Chief Executive Officer and Director
Matthew Stevenson	(Principal Executive Officer)	December 29, 2023

/s/ Jesse Weaver	Chief Financial Officer
Jesse Weaver	(Principal Financial Officer and Principal Accounting Officer)	December 29, 2023

/s/ Matthew Rubel
Matthew Rubel	Director and Executive Chairman	December 29, 2023

/s/ Michelle Gloeckler
Michelle Gloeckler	Director	December 29, 2023

/s/ James Coady
James Coady	Director	December 29, 2023

/s/ Owen Basham	Director
Owen Basham		December 29, 2023

/s/ Anita Sehgal	Director
Anita Sehgal		December 29, 2023

/s/ Graham Clempson	Director
Graham Clempson		December 29, 2023

/s/ Ginger Jones	Director
Ginger Jones		December 29, 2023